Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of [     ], 2008, by and among Keating Capital, Inc., a Maryland corporation (the “Company”), Keating Investments, LLC, a Delaware limited liability company (the “Adviser”), and the investors identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and the Transaction Documents (as defined below) and pursuant to exemptions from registration under the Securities Act (as defined below), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company, an aggregate of not less than 500,000 shares and not more than 2,500,000 shares of the Company’s Common Stock (as defined below)(the “Offering”), as more fully described in this Agreement and the Transaction Documents.

WHERAS, the Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”), Regulation S promulgated by the Securities Act (“Regulation S”) and such other available exemptions from registration under the Securities Act.

WHEREAS, the Company has not registered with the Commission (as defined below) as an investment company pursuant to the 1940 Act (as defined below) in reliance on the exemption contained in Section 3(c)(1) thereunder.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, the Adviser and the Investors agree as follows:

ARTICLE 1
DEFINITIONS

1.1.           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation before or by any court, arbitrator, governmental or administrative agency, regulatory authority (Federal, state, county, local or foreign), stock market, stock exchange or trading facility.

 “Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Agent” means Andrews Securities, LLC and such other soliciting agents as Andrews Securities, LLC may have designated as additional selling agents in connection with the offer and sale of the Common Shares.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a Federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

 “Closing” means each of the closings of the purchase and sale of the Common Shares pursuant to Article 2 hereof.

“Closing Date” means each of the dates on which a closing is held as mutually agreed to by the Company and the Agent, provided all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied on and as of each such date.

“Commission” means the Securities and Exchange Commission.

 “Common Shares” means the shares of Common Stock being offered and sold to the Investors by the Company hereunder.

 “Common Stock” means the common stock of the Company, par value $0.001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Escrow Agreement" means the Escrow Agreement, dated as of June [    ], 2008, by and among the Company, the Placement Agent and the escrow agent (the “Escrow Agent”) identified therein, as amended from time to time.

 “Form 10 Registration Agreement” means the registration statement on From 10 to be filed with the Commission as contemplated under Section 4.4 hereof.

“Investment Advisory and Administrative Services Agreement” means that certain Investment Advisory and Administrative Services Agreement (in substantially the same form as included in the offering memorandum delivered to Investors as part of the Offering) to be entered into by and between the Company and the Adviser, pursuant to which the Adviser will provide the Company with investment advisory services and administrative services.

 “Investment Amount” means, with respect to each Investor, the Investment Amount indicated on the investor questionnaire executed by each such Investor and delivered to the Company in connection with the Offering and this Agreement (the “Investor Questionnaire”).

 “License Agreement” means that certain License Agreement to be entered into by and between the Company and the Adviser, pursuant to which the Adviser will grant to the Company a non-exclusive, royalty-free license to use the name “Keating Capital.”

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal, right of participation or other restrictions of any kind.

“Losses” means any loss, liability, obligation, claim, contingency, damage, cost or expense, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation related thereto.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company or the Adviser, as the case may be, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“Outside Date” means the sixtieth 60th day following the date of this Agreement.

 “Per Share Purchase Price” equals $10.00.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means Andrews Securities, LLC, a Delaware limited liability company, that has been appointed the exclusive Placement Agent pursuant to the Placement Agreement.

“Placement Agreement” means that certain Placement Agreement, dated as of June [     ], 2008, between the Company and the Placement Agent with respect to the offer and sale of Common Shares pursuant to the Offering.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission under the Exchange Act.

“Transaction Documents” means this Agreement, the Escrow Agreement, Investor Questionnaire and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“U. S. GAAP” means U.S. generally accepted accounting principles.

“1940 Act” means the Investment Company Act of 1940, as amended.

ARTICLE 2.
PURCHASE AND SALE

2.1.           Closing.  Subject to the terms and conditions set forth in this Agreement, at each Closing, the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Common Shares representing such Investor’s Investment Amount.  Each Closing shall take place at the offices of the Company located at 5251 DTC Parkway, Suite 1000, Greenwood Village, CO 80111 on the Closing Date or at such other location or time as the parties may agree.

2.2.           Closing Deliveries.  (a)  At each Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”): (1) a certificate evidencing a number of Common Shares equal to such Investor’s Investment Amount divided by the Per Share Purchase Price, registered in the name of such Investor; and (2) the Company shall have delivered to such Investor such other documents relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.

(b)           At each Closing, each Investor shall deliver or cause to be delivered the following (collectively, the “Investors’ Deliverables”): (i) to the Company, each of the Transaction Documents to which the Investor is a party, and (ii) to the Escrow Agent for deposit and disbursement in accordance with the Escrow Agreement, its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1.           Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to each Investor with the intention and understanding that such representations and warranties are made as of each Closing Date:

(a)           Subsidiaries.  The Company has no direct or indirect Subsidiaries.

(b)           Organization and Qualification.  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company is duly qualified to conduct its respective businesses and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company , enforceable against the Company in accordance with its terms, except as (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, or (ii) the rights to indemnification and contribution may be limited by equitable principles of general applicability or by Federal or state securities laws or the policies underlying such laws.

(d)           No Conflicts; Filings, Consents and Approvals; Regulatory Permits.

(1)           The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (a) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, lease, license, indenture, note, bond, permit, concession, franchise or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (b) and (c), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(2)           The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States court or other Federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) the filing with the Commission of the Form 10 Registration Statement and BDC Election in accordance with the requirements of Section 4.4 of this Agreement, (b) the filings required by state securities laws, (c) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (d) the filings required in accordance with Section 4.5 hereof, and (e) those that have been made or obtained prior to the date of this Agreement.  The Company possesses all certificates, authorizations and permits issued by the appropriate Federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such permits.

(e)           Issuance of the Common Shares.  The Common Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Company has reserved from its duly authorized capital stock the shares of Common Shares issuable pursuant to this Agreement.

(f)           Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, and there are 100 shares of Common Stock outstanding, all of which are held by the Adviser.  Under the articles of incorporation of the Company, the board of directors is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock without obtaining stockholder approval. As permitted by the Maryland General Corporation Law (“MGCL”), the articles of incorporation of the Company provides that the board of directors, without any action by the stockholders, may amend the articles of incorporation from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.  The Common Stock of the Company is not currently quoted or listed on an exchange, a quotation system or the OTC Bulletin Board.  There are no outstanding options or warrants to purchase the stock of the Company, and no stock has been authorized for issuance under any equity compensation plans of the Company. Except as contemplated by this Agreement, (i) there is no commitment by the Company to issue any shares of capital stock, subscriptions, warrants, options, convertible securities, or other similar rights to purchase or receive the Company securities or to distribute to the holders of any of its equity securities any evidence of indebtedness, cash, or other assets, (ii) the Company is under no obligation (contingent or otherwise) to purchase, redeem, or otherwise acquire any of its equity or debt securities or any interest therein, and (iii) to the Company’s knowledge, there are no voting trusts or similar agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights, or proxies relating to any securities of the Company.  All outstanding securities of the Company were issued in compliance with applicable Federal and state securities laws.

(g)           Form 10 Registration Statement; Financial Statements. When filed pursuant to Section 4.4 hereof, the Form 10 Registration Statement will not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the Form 10 Registration Statement comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h)           Material Changes.  Except for the Offering and the transactions contemplated by this Agreement and the Transaction Documents, since May 31, 2008, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to U.S. GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate.

(i)           Litigation.  There is no Action pending, or threatened in writing, against or affecting the Company or its properties or adversely affecting or challenging the legality, validity or enforceability of any of the Transaction Documents or the Common Shares, which, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under Federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).

(j)           Compliance with Applicable Laws.  The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, Federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(k)          Title to Assets.  The Company does not own any real or personal property

(l)           Employees.  As of the date hereof, the Company has no employees.

(m)         Intellectual Property.  The Company has no patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with its businesses and which the failure to so have could taken as a whole have or reasonably be expected to result in a Material Adverse Effect, except for the License Agreement.

(n)          Insurance.  The Company is not insured by any insurers against losses and risks arising out of related to its business.

(o)           Transactions With Affiliates and Employees.  Except for the Placement Agreement, the Investment Advisory and Administrative Services Agreement, the Director Indemnity Agreements and the License Agreement, or except as disclosed in the offering memorandum delivered to Investors in connection with the Offering, or except as otherwise contemplated by this Agreement or the transactions contemplated hereunder, none of the officers or directors of the Company or members of the immediate families of such officers or directors, is presently a party to any transaction with the Company (other than for services as officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or,  to the knowledge of the Company, any entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

(p)           Internal Accounting Controls.  The Company intends to develop and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(q)           Certain Fees.  Except as described in Placement Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(q) that may be due in connection with the transactions contemplated by this Agreement.

(r)           Private Placement.  Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b) through (k), no registration under the Securities Act is required for the offer and sale of the Common Shares by the Company to the Investors under the Transaction Documents.  Neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Common Shares as contemplated hereby or (ii) cause the offering of the Common Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions.

(s)           Registration Rights. The Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(t)           No General Solicitation; Placement Agent's Fees.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Shares.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Common Shares pursuant to this Agreement.  The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Common Shares pursuant to this Agreement, subject to the provisions of the 1940 Act.  The Company acknowledges that is has engaged the Placement Agent as its exclusive placement agent in connection with the sale of the Common Shares, and that the Placement Agent may designate additional selling agents in connection with the offer and sale of the Common Shares.  Other than the Agents, the Company has not engaged any placement agent or other agent in connection with the sale of the Common Shares.

(u)           Foreign Corrupt Practices.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(v)           Indebtedness.  As of the date hereof, the Company has no outstanding indebtedness for borrowed money (“Indebtedness”) and is not a party to any contract, agreement or instrument relating to any Indebtedness, which creates any direct or contingent obligation of the Company.

(w)           Investment Company.  The Company is not required to be registered as an “investment company” within the meaning of the 1940 Act in reliance on the exemption contained in Section 3(c)(1) of the 1940 Act; however, following the final Closing under this Offering, and upon the filing with the Commission of the Form 10 Registration Statement and the election to be regulated as a business development company under the 1940 Act (“BDC Election”), all as contemplated by Section 4.4 hereof, the Company will be regulated as a business development company under the 1940 Act.

(x)           Application of Takeover Protections.  The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s  articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Common Shares and the Investors’ ownership of the Common Shares.

(y)           No Additional Agreements.  The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(z)           Disclosure.  The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in purchasing the Common Shares.  Except as specified below, all disclosure provided to the Investors regarding the Company and its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, any draft of the Form 10 Registration Statement to be filed with the Commission in connection with the transactions contemplated hereby that was provided to the Investors prior to the date hereof was incomplete in the form distributed, and such Investor is not relying on such draft on Form 10 Registration Statement in making its decision to enter into the transactions contemplated hereby.

Each Investor acknowledges and agrees that the Company has not made nor makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1.

3.2.           Representations and Warranties of the Investors.  Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a)           Organization; Authority.  If an entity, such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such limited liability company, partnership or other applicable like action, on the part of such Investor.  This Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)           Investment Intent.  Such Investor is acquiring the Common Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Common Shares or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Common Shares in compliance with applicable Federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Common Shares for any period of time.  Such Investor is acquiring the Common Shares hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Common Shares.

(c)           Investor Status.  At the time such Investor was offered the Common Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act and a “qualified client” as defined in Rule 205-3(d) under the Advisers Act.  Such Investor is not a registered broker-dealer, and is not affiliated with a registered broker-dealer, under Section 15 of the Exchange Act.  Such Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Shares, and has so evaluated the merits and risks of such investment.  Such Investor understands that it must bear the economic risk of this investment in the Common Shares indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(d)           General Solicitation.  Such Investor is not purchasing the Common Shares as a result of any advertisement, article, notice or other communication regarding the Common Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)           Access to Information.  Such Investor acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Common Shares and the merits and risks of investing in the Common Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents.  Such Investor acknowledges that notwithstanding the foregoing, any draft of the Form 10 Registration Statement to be filed in connection with the transactions contemplated hereby that was provided to such Investor prior to the date hereof was incomplete in the form distributed, and such Investor is not relying on such draft of the Form 10 Registration Statement in making its decision to enter into the transactions contemplated hereby.

(f)           Independent Investment Decision.  Such Investor has independently evaluated the merits of its decision to purchase the Common Shares pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision.  Such Investor has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

(g)           No Governmental Review.  Such Investor understands that no United States or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

(h)           No Conflicts.  The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents, if any, of such Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including Federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, that do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.

(i)           Restricted Securities.  The Investors understand that the Common Shares are characterized as “restricted securities” under the U.S. securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(j)           Legends.  It is understood that, except as provided in Section 4.1(b) of this Agreement, certificates evidencing such Common Shares may and shall bear the legend set forth in Section 4.1(b).

(k)           No Legal, Tax or Investment Advice.  Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Common Shares constitutes legal, tax or investment advice.  Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Shares.  Such Investor understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Common Shares, and that the Placement Agent makes no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Investor may have received in connection therewith.  Such Investor acknowledges that he has not relied on any information or advice furnished by or on behalf of the Placement Agent.

(l)           Investment Company. Until the Company elects to be regulated as a business development company pursuant to Section 4.4 hereof, each Investor represents, and warrants to, and covenants with, the Company that:  (i) such Investor will not transfer its Common Shares, (ii) such Investor authorizes the Company and its transfer agent to place stop transfer restrictions on the Common Shares until such time as the Company elects to be regulated as a business development company, (iii) such Investor has not and will not acquire, by virtue of its purchase of Common Shares under this Agreement or otherwise, in excess of 9.9% of the Company’s outstanding voting securities, and (iv) such Investor is not a benefit plan investor within the meaning of applicable Department of Labor regulations, whether or not subject to regulation under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”); provided, however, that investments by individual retirement account or other similar arrangements are permitted.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2. or as set forth in the subscription documents for the Common Shares (including the Investor Questionnaire and the representations, warranties, acknowledgements and agreements of the Investor included therein).

3.3.           Representations and Warranties of the Adviser.  The Adviser hereby makes the following representations and warranties to each Investor with the intention and understanding that such representations and warranties are made as of the Closing Date:

(a)           Organization and Qualification.  The Adviser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Adviser is not in violation of any of the provisions of its respective organization documents.  The Adviser is duly qualified to conduct its respective businesses and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(b)           Authorization; Enforcement.  The Adviser has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Investment Advisory and Administrative Services Agreement and otherwise to carry out its obligations thereunder.  Prior to Closing, the execution and delivery of this Agreement and the Investment Advisory and Administrative Services Agreement by the Adviser have been duly authorized by all necessary action on the part of the Adviser and no further action is required by the Adviser in connection therewith.  When executed by the Adviser, and delivered in accordance with the terms thereof, this Agreement and the Investment Advisory and Administrative Services Agreement will constitute the valid and binding obligation of the Adviser, enforceable against the Adviser in accordance with its terms, except as (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, or (ii) the rights to indemnification and contribution may be limited by equitable principles of general applicability or by Federal or state securities laws or the policies underlying such laws.

(c)           No Conflicts; Filings, Consents and Approvals; Regulatory Permits.

(1)           The execution, delivery and performance of this Agreement and the Investment Advisory and Administrative Services Agreement by the Adviser and the consummation by the Adviser of the transactions contemplated thereby do not and will not (a) conflict with or violate any provision of the Adviser’s organization documents, or (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, lease, license, indenture, note, bond, permit, concession, franchise or other instrument (evidencing a Adviser debt or otherwise) or other understanding to which the Adviser is a party or by which any property or asset of the Adviser is bound or affected, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Adviser is subject (including Federal and state securities laws and regulations), or by which any property or asset of the Adviser is bound or affected; except in the case of each of clauses (b) and (c), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(2)           The Adviser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States court or other Federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Adviser of this Agreement or the Investment Advisory and Administrative Services Agreement.  The Adviser possesses all certificates, authorizations and permits issued by the appropriate Federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and the Adviser has not received any notice of proceedings relating to the revocation or modification of any such permits.

(d)           Litigation.  There is no Action pending, or threatened in writing, against or affecting the Adviser or its properties or adversely affecting or challenging the legality, validity or enforceability of this Agreement or the Investment Advisory and Administrative Services Agreement, which, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Adviser nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under Federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Adviser, there is not pending any investigation by the Commission involving the Adviser or any current or former director or officer of the Adviser (in his or her capacity as such).

(e)           Compliance with Applicable Laws.  The Adviser (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Adviser under), nor has the Adviser received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, Federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(f)           Registered Investment Adviser.  The Adviser is duly registered under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act or the published rules and regulations thereunder from acting under the Investment Advisory and Administrative Services Agreement.  There does not exist any Proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any Proceedings which might adversely affect the registration of the Adviser with the Commission.

Each Investor acknowledges and agrees that the Adviser has not made nor makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.3.

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1.           (a)         The Common Shares may only be disposed of in compliance with state and Federal securities laws.  In connection with any transfer of the Common Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Common Shares under the Securities Act.

(b)           Certificates evidencing the Common Shares will contain the following legend, until such time as the legend is not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Common Shares pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Common Shares to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge.  No notice shall be required of such pledge.  At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Common Shares may reasonably request in connection with a pledge or transfer of the Common Shares including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.  Except as otherwise provided in Section 4.1(c), any Common Shares subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c)           The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Common Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Common Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Common Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Company with reasonable assurance that the Common Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

(d)           The Company has not registered with the Commission as an investment company pursuant to the 1940 Act in reliance on the exemption contained in Section 3(c)(1) thereunder.  As a result, investing in the Company’s Common Shares will be subject to the following additional restrictions until the Company elects to be regulated as a business development company: (i) the Company intends to limit the ownership of its common stock to no more than 100 beneficial owners who meet the other conditions described in Section 3(c)(1) of the 1940 Act, (ii) any transfer that would result in the Company’s common stock (including the Common Shares offered hereby) being held by more than 100 beneficial owners will be void and any intended recipient of shares in violation of such provisions will acquire no rights in such shares and will not be treated as stockholder for any purpose, (iii) during the time that the Company is relying on Section 3(c)(1) exemption under the 1940 Act, each Investor will be prohibited from acquiring in excess of 9.9% of the Company’s outstanding voting securities, and (iv) the Company will not sell, and is not soliciting any offers to buy, Common Shares  from any person or entity that is a benefit plan investor within the meaning of applicable Department of Labor regulations, whether or not subject to regulation under the ERISA or Section 4975 of the Code provided, however, that investments by individual retirement account or other similar arrangements are permitted. Notwithstanding the foregoing, the Company shall retain the authority to waive any such restriction, in its sole and absolute discretion; provided, that any such waiver will not result in the loss of the exemption contained in Section 3(c)(1) of the 1940 Act or otherwise violate applicable law.

4.2.           Reservation of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for the issuance Common Shares pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations to issue such Common Shares under the Transaction Documents.

4.3.           Integration.  The Company shall not, and shall use its commercially reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Common Shares in a manner that would require the registration under the Securities Act of the sale of the Common Shares to the Investors.

4.4.           Form 10 Registration Statement; BDC Election.  Within five (5) business days following the final closing of the Offering, the Company shall prepare and file with the Commission the Form 10 Registration to register its shares of Common Stock under Section 12(g) of the Exchange Act.  Concurrently with the filing of the Form 10 Registration Statement with Commission, the Company shall also file its election to be regulated as a business development company on Form N-54A with the Commission.  The Company shall respond as promptly as reasonably possible, and in any event within ten (10) business days (except to the extent that the Company reasonably requires additional time to respond to accounting comments), to any comments received from the Commission with respect to the Form 10 Registration Statement or any amendment thereto.  Upon the Form 10 Registration Statement becoming effective and continuing until the date that all of the Common Shares may be sold under Rule 144 of the Securities Act (or any successor provision) without the requirement that information about the Company be publicly available in accordance with Rule 144(c), the Company covenants: (i) to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, and, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Common Shares under Rule 144, and (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.  The Company further covenants that it will take such further action as any holder of Common Shares may reasonably request, all to the extent required from time to time to enable such holder to sell the Common Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Section 4.1(d) above.

4.5.           Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Common Shares as required under Regulation D under the Securities Act and to provide a copy thereof to each requesting Investor promptly after such filing.  The Company shall, on or before the each Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Common Shares for sale to the Investors at each Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each requesting Investor on or prior to each such Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Common Shares required under applicable securities or "Blue Sky" laws of the states of the United States within such time periods as required under such laws.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Form 10 Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or OTC Bulletin Board, without the prior written consent of such Investor, except to the extent such disclosure is required by law or regulations.

4.6.           Indemnification of Investors.  (a) The Company will indemnify and hold the Investors and their respective directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”, collectively, the “Investor Parties”) harmless from any and all Losses that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document.  In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  It shall be understood, however, that the Company shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Investor Parties, which firm shall be appointed by a majority of the Investor Parties.

(b)           The Adviser will indemnify and hold the Investor Parties harmless from any and all Losses that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Adviser in this Agreement.  In addition to the indemnity contained herein, the Adviser will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  It shall be understood, however, that the Adviser shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Investor Parties, which firm shall be appointed by a majority of the Investor Parties.

(c)           Notwithstanding any other provision of this Agreement, no party shall be entitled to indemnification under this Agreement in violation of the 1940 Act or the Advisers Act.

4.7.           Non-Public Information.  The Company covenants and agrees that from and after the final Closing under this Agreement neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.8.           Listing of Common Stock.  The Company agrees: (i) it will take all action reasonably necessary to have its Common Stock quoted on the OTC Bulletin Board and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the OTC BB; and (ii) within five (5) business days of the final Closing, to have caused to be prepared a completed Form 211 to initiate quotations on the OTC Bulletin Board, with any and all attachments required pursuant thereto, in a format that is ready for submission to the Financial Industry Regulatory Authority (“FINRA”), accompanied by a letter from a registered broker-dealer dated as of no more than five business days prior to the Closing, identifying itself as a prospective market-maker in the Company’s Common Stock and confirming its readiness to so submit such Form 211 immediately following the Closing, but with effectiveness of such Form 211 being subject to such conditions as may be applicable, including the effectiveness of the Form 10 Registration Statement and the availability for resale of Company Common stock registered under the Securities Act or otherwise available for resale under Rule 144.

4.9.           Use of Proceeds.  The Company will use the net proceeds from the sale of the Common Shares hereunder to make investments in portfolio companies and to pay management and incentive fees to the Adviser as the Company’s investment adviser for investment advisory services, administrative expenses incurred on behalf of the Company by the Company’s investment adviser, marketing and investor relations expenses and other operating expenses of the Company.  Pending such uses, the Company shall invest the net proceeds primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of investment. The Company will not use the net proceeds from the sale of the Common Shares for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Common Stock.

4.10.         Corporate Governance.  In addition to complying with its reporting and other obligations under the Federal securities laws, the Company shall, prior to the initial Closing of the Offering: (i) cause a majority of  the members of the Company’s Board of Directors to not be “interested persons” of the Company as defined in Section 2(a)(19) of the 1940 Act, (ii) cause the audit and valuation committees of the Board of Directors to be established and the members thereof elected, (iii) cause any other requirement necessary to be regulated as a business development company under the 1940 Act to be satisfied including, without limitation, obtaining an appropriate fidelity bond and adopting a code of ethics, and (iv) cause the adoption of policies and procedures as required by the 1940 Act including, without limitation, the valuation policies and procedures and Rule 38a-1.

4.11.         Audited Financial Statements.  Prior to the final Closing of the Offering, the Company shall deliver to the Investors its financial statements for the period from May 9, 2008 (inception) to June 30, 2008, audited by  an accounting firm which is registered with the U.S. Public Company Accounting Oversight Board, prepared in accordance with generally accepted accounting principles, consistently applied, during each period involved (except as may be otherwise indicated in such financial statements or the notes thereto) and fairly presenting in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for each such year then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4.12.         D&O Insurance; Indemnity Agreements.  The Company: (i) within ninety (90) days of the initial Closing of the Offering, shall obtain directors and officers insurance coverage for its directors and officers in coverage and amounts determined reasonably sufficient by the Company's Board of Directors, consistent with other similarly situated companies in the same industry, and (ii) prior to the initial Closing of the Offering, shall have executed and delivered an indemnity agreement with each director of the Company.

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1.           Conditions Precedent to the Obligations of the Investors to Purchase Common Shares.  The obligation of each Investor to acquire Common Shares at each Closing is subject to the satisfaction or waiver by such Investor, at or before each such Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Company and the Adviser contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)           Performance.  The Company and the Adviser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by them at or prior to the Closing;

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)           Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect or a material adverse change with respect to the Company or the Adviser;

(e)           Minimum Offering.  The Company shall have sold, subject to Closing, at least 500,000 Common Shares pursuant to this Agreement;

(f)           Certain Agreements.  Prior to the initial Closing, the Company and the Adviser shall have executed and delivered the Investment Advisory and Administrative Services Agreement and the License Agreement, each of which have been duly authorized and approved by all necessary action of the Company’s Board of Directors and stockholders and by the Adviser’s managers;

(g)           Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a); and

(h)           Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

5.2.           Conditions Precedent to the Obligations of the Company to Sell Common Shares.  The obligation of the Company to sell Common Shares at each Closing is subject to the satisfaction or waiver by the Company, at or before each such Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)           Performance.  Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)           Investors’ Deliverables.  Each Investor shall have delivered its Investors’ Deliverables in accordance with Section 2.2(b);

(e)           Minimum Offering.  The Company shall have sold, subject to Closing, at least 500,000 Common Shares pursuant to this Agreement; and

(f)           Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

ARTICLE 6.
MISCELLANEOUS

6.1.           Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Common Shares.

6.2.           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3.           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:                                   Keating Capital, Inc.
5251 DTC Parkway, Suite 1000
Greenwood Village, CO 80111
Telephone:        (720) 889-0131
Attention: Timothy J. Keating, President and CEO

If to the Adviser:                                      Keating Investments, LLC
5251 DTC Parkway, Suite 1000
Greenwood Village, CO 80111
Telephone:        (720) 889-0131
Attention: Timothy J. Keating, Manager

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4.           Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, the Adviser and the Investors holding a majority of the Common Shares.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Common Shares.

6.5.           Termination.  This Agreement may be terminated prior to Closing:

(a)           by written agreement of the Investors and the Company; and

(b)           by the Company, or an Investor (as to itself but no other Investor) upon written notice to the other, if the Closing shall not have taken place by 5:00 p.m. New York time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to this Section 6.5, the Company shall promptly notify all non-terminating Investors and the Adviser. Upon a termination in accordance with this Section 6.5, the Company, the Adviser and terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

6.6.           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company and the Adviser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors.  Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Common Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Common Shares, by the provisions hereof that apply to “Investors.”

6.8.           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6 (as to each Investor Party).

6.9.           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state or Federal courts sitting in New York, New York (“New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10.         Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Common Shares.

6.11.         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12.         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13.         Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14.         Replacement of Securities.  If any certificate or instrument evidencing any Common Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Common Shares.  If a replacement certificate or instrument evidencing any Common Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15.         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16.         Payment Set Aside.  To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or Federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17.         Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Common Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Common Shares or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.18.         Limitation of Liability.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Investor, the Company, the Adviser and the other parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date indicated on the first page of the Securities Purchase Agreement.

KEATING CAPITAL, INC.

By:
Name: Timothy J. Keating
Title: President and Chief Executive Officer

KEATING INVESTMENTS, LLC

By:
Name: Timothy J. Keating
Title: Manager

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR INVESTORS FOLLOWS]

IN WITNESS WHEREOF, each Investor, the Company, the Adviser and the other parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date indicated on the first page of this Securities Purchase Agreement.

INVESTOR(S):

Print Name of Investor(s)

By:

Name (print):

Title (print, if applicable):

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